Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 16, 2012 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in MasterCard Incorporated’s Annual Report on Form 10-K for the year ended December 31, 2011. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/S/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

New York, New York

August 2, 2012